Exhibit 99.4



                        TURBONET COMMUNICATIONS

                         FINANCIAL STATEMENTS

             FOR THE NINE MONTHS ENDED MARCH 31, 1999 AND

              FOR THE YEARS ENDED JUNE 30, 1998 AND 1997











                        INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Turbonet Communications


We have audited the accompanying balance sheets of Turbonet Communications as of March 31, 1999 and June 30, 1998 and 1997 and the related statements of operations, stockholders' equity, and cash flows for the nine months ended March 31, 1999 and for the years ended June 30, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Turbonet Communications as of March 31, 1999 and June 30, 1998 and 1997, and the results of its operations and its cash flows for the nine months ended March 31, 1999 and the years ended June 30, 1998 and 1997 in conformity with generally accepted accounting principles.





Schiffman Hughes Brown
Blue Bell, Pennsylvania
December 17, 1999





                          TURBONET COMMUNICATIONS
                               BALANCE SHEETS
                    MARCH 31, 1999, JUNE 30, 1998 AND 1997


                                 ASSETS

                                            1999         1998          1997
                                         ----------   ----------    ----------
Current Assets:
 Cash .............................    $  467,494    $  977,156     $2,024,114
 Accounts receivable ..............       460,945        46,588        665,633
 Advance ..........................     1,000,000           ---            ---
 Inventories and supplies .........       579,065           ---            ---
 Other ............................         3,500         3,500          3,500
                                        ---------     ----------     ---------
   Total current assets ...........     2,511,004     1,027,244      2,693,247

Property and equipment, net .......       244,756       301,136        253,338

Other assets:
 Restricted cash ..................        90,000        90,000         90,000
                                      -----------    -----------   -----------

                                       $2,845,760     $1,418,380    $3,036,585
                                      ===========    ===========   ===========


                       LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
 Current installments .............    $   16,173     $  31,938     $   29,604
 Accounts payable and
   accrued expenses ...............       373,048       307,832         97,562
                                       ----------     ---------     ----------
   Total current liabilities.......       389,221       339,770        127,166

Long-term debt ....................           ---         5,560         37,498

Commitments

Stockholders' equity:
 Common stock .....................         5,167         4,167          4,167
 Preferred stock ..................     6,980,000     4,450,000      2,999,985
 Foreign currency translation
      adjustment ..................         9,612           ---            ---
 Accumulated deficit ..............   (4,538,240)    (3,381,117)     (132,231)
                                     ------------   ------------    ----------
                                        2,456,539      1,073,050     2,871,921

                                       $2,845,760     $1,418,380    $3,036,585
                                      ===========    ===========    ==========



   The accompanying notes are an integral part of these financial statements






                           TURBONET COMMUNICATIONS
                           STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED MARCH 31, 1999 AND
                   FOR THE YEARS ENDED JUNE 30, 1998 AND 1997



                                        1999            1998          1997
                                   ------------    -----------   ----------
Sales ........................     $   994,656      $       0     $       0
Cost of sales ................         460,430              0             0
                                   -----------      ---------    ----------
Gross profit .................         534,226              0             0

Reimbursed research and
  development expenses .......         221,500      1,238,400       503,000

Operating expenses:
 Selling, general and
  administrative expenses .....         473,629       231,550        24,209
 Research and development .....       1,472,432     4,343,422       224,784
                                   ------------    ----------     ----------
                                      1,946,061     4,574,972       448,993

Operating income (loss) .......     (1,190,335)   (3,336,572)        54,007

Other income:
 Interest income (net) ........          33,212        87,686        51,845

Net income (loss)..............     (1,157,123)   (3,248,886)       105,852

Other comprehensive losses:
 Foreign currency translation
    adjustments ...............           9,612          ---            ---

Comprehensive income (loss)....    $(1,166,735)  $(3,248,886)    $  105,852
                                  =============  ============    ==========

Earnings (loss) per share:

 Basic ........................        $ (0.32)     $  (0.98)      $   0.05
 Diluted ......................        $ (0.32)     $  (0.98)      $   0.05


Weighted average shares .......       3,669,098     3,313,602     2,171,831



    The accompanying notes are an integral part of these financial statements





                            TURBONET COMMUNICATIONS
                STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE NINE MONTHS ENDED MARCH 31, 1999 AND
                   FOR THE YEARS ENDED JUNE 30, 1998 AND 1997


                                                                   Accumulated other
                       Common          Preferred                  comprehensive losses-
                       Shares            Shares                     foreign currency
                    Outstanding       Outstanding      Amount     translation adjustment     Deficit      Total
                   --------------   ---------------  -----------  ----------------------   ---------   ------------
Balance,
 June 30, 1996.....     900,000         500,000       $ 754,167           ---              $ (238,083)   $ 516,084

Issuance of
 preferred stock...         ---       1,800,000       2,249,985           ---                      ---   2,249,985

Net income for the
 year ended
 June 30, 1997.....         ---             ---             ---           ---                 105,852      105,852
                    -----------        --------       ---------        -------------        ----------   ---------
Balance,
 June 30, 1997.....     900,000        2,300,000      3,004,152           ---                (132,231)   2,871,921

Issuance of
 preferred stock...         ---          250,000      1,450,015           ---                      ---   1,450,015

Net loss for the year
 ended June 30, 1998        ---              ---             ---          ---              (3,248,886)  (3,248,886)
                    -----------         ---------     ----------        ------------       ----------- ------------
Balance,
 June 30, 1998.....     900,000        2,550,000      4,454,167           ---              (3,381,117)    1,073,050

Issuance of
 preferred stock...         ---          506,000      2,530,000           ---                      ---    2,530,000

Redemption of
 common stock......     (36,000)             ---            ---           ---                      ---         ---

Exercise of common
 stock options ....        5,000             ---          1,000           ---                      ---        1,000

Common stock
 dividend..........   14,575,737             ---            ---           ---                      ---          ---

Comprehensive loss.          ---             ---            ---          $9,612                    ---        9,612

Net loss for the
 nine months ended
 March 31, 1999....          ---             ---            ---            ---                 ---
                                                     (1,157,123)  (1,156,123)
                    -------------       -----------    -----------     ---------------    ------------   -----------
                      15,444,737         3,056,000      $6,985,167        $9,612          $(4,538,240)   $ 2,456,539



    The accompanying notes are an integral part of these financial statements




                                   TURBONET COMMUNICATIONS
                                   STATEMENTS OF CASH FLOWS
                        FOR THE NINE MONTHS ENDED MARCH 31, 1999 AND
                           FOR THE YEARS ENDED JUNE 30, 1998 AND 1997



                                                   1999            1998             1997
                                               ------------     ------------     -----------
Cash flows from operating activities:
 Net income (loss)..........................    $(1,157,123)    $(3,248,886)     $ 105,852
 Adjustments to reconcile net income (loss) to
  net cash provided by operating activities:
  Depreciation and amortization...........            60,278          82,453        40,729
  Foreign currency translation adjustment..            9,612             ---           ---
 Changes in assets and liabilities:
  (Increase) decrease in accounts receivable.       (414,357)        619,045     (663,257)
  Increase in inventory.....................        (579,065)            ---           ---
  Decrease in other current assets .........              ---            ---         2,500
  Increase in restricted cash ..............              ---            ---      (90,000)
  Increase (decrease) in accounts payable...           65,216        210,270         5,735
                                              ---------------   -------------   ----------
 Net cash used in operating activities......      (2,015,439)     (2,337,118)    (598,441)

Net cash used in investing activities:
 Purchase of property and equipment.........          (3,898)       (130,251)    (235,189)

Cash flows from financing activities:
 Issuance of preferred stock ...............       2,530,000        1,450,015    2,249,985
 Exercise of common stock options...........           1,000              ---          ---
 Increase in notes receivable ..............     (1,000,000)              ---          ---
 Increase (decrease) in loans payable ......        (21,325)         (29,604)       67,102
                                               -------------    --------------  ----------
Net cash provided by financing activities...       1,509,675        1,420,411    2,317,087


Net increase (decrease) in cash.............       (509,662)      (1,046,958)    1,483,457

Cash, beginning.............................         977,156        2,024,114      540,657
                                                 -----------    -------------  -----------
Cash, ending ...............................      $  467,494       $  977,156  $ 2,024,114
                                               =============    =============  ===========



Supplemental disclosure of cash flow information:

 Cash paid for interest ....................      $   1,468        $   4,159     $  4,703



     The accompanying notes are an integral part of these financial statements







                          TURBONET COMMUNICATIONS
                        NOTES TO FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED MARCH 31, 1999 AND
                  FOR THE YEARS ENDED JUNE 30, 1998 AND 1997




1.     Organization and summary of significant accounting policies:

The Company:

Turbonet Communications (the "Company") was incorporated on February 13, 1996. The Company is organized to design, develop and market telecommunications products to cable operators, network service providers, and communications network users, primarily in the United States and Asia.

Basis of accounting:

From inception, February 13, 1996 through June 30, 1998, the Company performed research and development activities and had not completed product development. Accordingly, the Company's activities had been accounted for as those of a "development stage enterprise" as set forth in the Financial Accounting Standards Board Statement No. 7 ("FASB 7"). The Company developed a product during the nine months ended March 31, 1999 and generated revenue from sales of the product; therefore, the Company is no longer a development stage enterprise.

Comprehensive income:

In July 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires the disclosure of comprehensive income, which includes, in addition to net income, other comprehensive income consisting of unrealized gains and losses, which bypass the traditional income statement and are recorded indirectly into a separate section of shareholders' equity on the balance sheet. The components of other comprehensive income for the Company consist of gains and losses on foreign currency translation adjustments.

Foreign currency translation:

The financial statements of the Company include transactions measured using the local currency of Taiwan as the functional currency. Assets and liabilities arising from these transactions are translated at exchange rates as of the balance sheet date. Revenues and expenses are translated at average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded as a separate component of stockholders' equity. Foreign currency transaction gains and losses are included in comprehensive income.

Cash and cash equivalents:

Cash equivalents consist of highly liquid investments purchased with a maturity of three months or less.

Inventories and supplies:

Inventories and supplies consist of supplies and cable modem chips and are valued at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

Property:

Property is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets (generally five years).

Concentration of credit risk:

The Company invests its excess cash in money market accounts. The Company has not experienced any material losses on these accounts.

Income taxes:

Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109 ("FASB 109"), "Accounting for Income Taxes." Under FASB 109, the deferred tax provision is determined under the liability method. Under this method, deferred tax assets and liabilities are recognized based on differences between the financial statement and tax basis of assets and liabilities using presently enacted tax rates (Note 7).

Reimbursements - research and development expenditures:

Reimbursement for research and development expenditures is recognized on a basis consistent with the performance requirements of the related agreements (Note 8).

Accounting estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results may differ from the estimates.

Earnings per common share:

In 1997, the Financial Accounting Standards Board issued Financial Accounting Standards No. 128 (FAS 128), "Earnings Per Share" which replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Dilutive earnings per share is very similar to the previously reported fully diluted earnings per share. The Company adopted FAS 128 in the second quarter of 1998. Share and per share amounts for all periods presented have been restated to comply with FAS 128.


2.    Advance:

In March, 1999 the Company advanced a Taiwanese manufacturer, an unrelated party, $1 million for preproduction costs and the initial production of cable modems. The advance was repaid in May, 1999.


3.    Inventories and supplies:

Inventories at March 31, 1999 consisted of chips for cable modems and supplies totaling $23,163 and $555,902, respectively.


4.     Property:

Property as of March 31, 1999 and June 30, 1998 and 1997 are as follows:


                                       March 31,             June 30,
                                    -------------    ----------------------
                                        1999            1998         1997
                                    -------------    ------------  ---------

  PROPERTY - at cost:
   Equipment ....................      $184,716      $184,716     $164,955
   Furniture and fixtures........        33,974        30,401       21,898
   Instruments ..................        99,662        99,662       73,444
   Computer hardware.............        40,914        40,914       25,942
   Computer software.............        24,972        24,972        7,828
   Leasehold improvements........        43,978        43,653          ---
                                     ----------    ----------    ---------
                                        428,216       424,318      294,067
   Less accumulated depreciation..    (183,460)     (123,182)     (40,729)
                                    -----------     ---------    ---------
   Total.........................      $244,756      $301,136     $253,338



5.     Long-term debt:

The Company's long-term debt consists of a bank note with an original maturity of three years. The note bears interest at 7.76% per annum and is repayable in 36 monthly installments of $2,810 including interest. The unpaid balance is secured by a $90,000 certificate of deposit. The loan is personally guaranteed by certain Company officers. The repayment schedule on the note is as follows:

                                      March 31,         June 30,
                                   -------------    ---------------------
                                        1999            1998        1997
                                   -------------    ----------- ---------

  Note payable ................         $16,173      $37,498    $ 67,102
  Current installment .........          16,173       31,938      29,604
                                   -------------    ---------   ---------

  Long term debt ..............      $        0      $  5,560    $37,498
                                   =============    ==========  ==========


6.     Shareholders' equity:

The Company is authorized to issue two classes of stock designated "Common Stock" and "Preferred Stock", respectively.

Common stock:

The Company issued 900,000 shares of common stock to four shareholders /employees at approximately $.0046 per share. Under a shareholders' agreement (the "Agreement"), the Company has a right to repurchase any "unvested" shares in the event of the termination of any of the four shareholders/employees at the original issue price. 300,000 of the shares vest immediately and the remainder of the shares vest at the rate of 150,000 shares each year on March 1. The unvested shares vest immediately upon the occurrence of certain events stipulated in the Agreement. The unvested shares at December 31, 1997 and 1996 totaled 450,000 and 600,000, respectively. Under the Agreement, transfer of the common stock is restricted. During 1999 one of the original shareholders sold his vested shares to two of the original shareholders and eight other employees, and the unvested shares were repurchased by the Company at the original issue price. At March 31, 1999, 869,000 shares were issued and outstanding.

Preferred stock purchase agreements:

In June 1996 the Company entered into a stock purchase agreement with three Taiwan corporations. Pursuant to the agreement, the Taiwan corporations indicated their intention to purchase 3,324,997 shares of the Company's Series A preferred stock for a total of $6,000,000. As of September 30, 1996, the Corporation had received $250,000 stock subscriptions for the purchase of 166,667 shares of Series A preferred stock at $1.50 per share.

The obligations to purchase all shares remaining to be issued under the June 1996 agreement were cancelled by Amendment No. 1 to the agreement, which was entered into June 1, 1997. In August 1997, the Company entered into a second stock purchase agreement with various investors for the sale and issuance of up to 2,133,333 shares of Series A Preferred Stock at $1.50 per share. During fiscal 1997, all such shares were issued under the agreement for a total consideration of $3,200,000.

Preferred Stock:

The owners of the Series A, B and C Preferred Stock have a liquidation preference over the owners of the Common Stock in the event of a Company liquidation. Each preferred shareholder also has:

 . one vote for each full share of Common Stock for which its respective Preferred Stock would be converted.

 . the right to convert their shares into Common Stock at a designated "Conversion Price" as defined in the Stock Purchase Agreement.

 . the obligation to convert to Common Stock all their preferred shares in the event of a public offering of $6,000,000 or more at a per share price of at least $10.

 .  certain anti-dilutive rights.


Stock dividend and exchange of shares:

On March 30, 1999, the Company declared a Common Stock dividend of approximately 4.26 shares for each outstanding share of Common Stock and Preferred Stock. The stock dividend was payable upon the Company's filing of Restated Articles of Incorporation to increase the authorized number of shares of Common Stock. Such filing was effective on May 17, 1999, whereupon the Company issued the stock dividend of approximately 18,002,250 shares of Common Stock. The shareholders exchanged approximately 74% of their Common Stock for Lotus Pacific, Inc.'s stock on May 18, 1999.

Stock option plan:

In 1998, the Company established a stock option plan under which it could issue stock options in an aggregate amount up to 30% of its issued and outstanding shares of Common Stock. Through March 31, 1999, the Company had granted options to purchase 232,500 shares (without adjustment for the stock dividend) of its Common Stock at an exercise price ranging from $0.20 to $.50 per share. The options vest 25% on the vesting start date, and vest over the following three years at the rate of 25% on each anniversary of the vesting start date. At March 31, 1999, options for 30,375 (without adjustment for the stock dividend) shares had been exercised.


7.     Commitments and contingencies:

Leases:

The Company leases its facilities under various non-cancelable operating leases, which expire through July 31, 2002. Lease expense for the nine months ended March 31, 1999 and the years ended June 30, 1998 and 1997 was approximately $82,926, $119,576, and $46,864, respectively.

Future minimum lease commitments, including leased equipment under a non-cancelable sublease agreement, are summarized as follows:

              Year ended June 30,
             --------------------
                    2000                    $114,996
                    2001                     119,592
                    2002                     124,404

IRA savings plan:

Effective January 1, 1997, the Company adopted a Simple IRA Plan, which enables eligible employees to make pre-tax contributions to the Plan, subject to annual limits. The Company is required to contribute 2% of participating employees' annual salary.

Legal Proceedings:

On August 10, 1999 a former shareholder filed suit against the Company and several individuals alleging intentional misrepresentation, negligent misrepresentation and constructive fraud/breach of fiduciary duty. TurboNets management and the individuals are attempting to settle the disputes. The Companys legal counsel has not expressed an opinion concerning the outcome of the case.

On October 19, 1999 the Company received a letter from the attorney for CIS Technology, Inc. (CIS) alleging that the Company has refused to perform under a contract dated April 10, 1998 whereby CIS was to purchase 400,000 shares of the Companys Class C Preferred Stock. No action has been commenced; however, if and when action does commence it is the intention of TurboNets management to vigorously defend against CIS claim. The Companys legal counsel has not expressed an opinion concerning the outcome of the case.


8.     Income taxes:

The Company had Federal and state net operating loss carryforwards available to offset future taxable income of approximately $4,500,000. Such Federal and state net operating loss carryforwards expire at various dates beginning with the year 2011. In the event of certain ownership changes, the Internal Revenue Code imposes certain restrictions on the amount of net operating loss carryforwards which may be used in any year by the Company. As discussed in
Note 6, "Stock Dividend and Exchange of Shares", control changed on March 31, 1999. The net operating loss carryforward therefore, is limited to the value of the stock of the Company immediately before the exchange and each years net operating loss carryforward deduction is limited to an amount determined by multiplying the value of the Company just prior to the ownership change by the Federal long term tax exempt rate in effect on the date of the change. Under this formula, the Company can carryforward the entire amount of its pre-change net operating losses.

The Company has Federal and state income tax credit carryforwards available to offset future tax liabilities of $6,117 and $6,524, respectively. Such Federal and state income tax credit carryforwards expire at various dates beginning with the year 2010.

The Company has recorded a valuation allowance equal to the net deferred tax assets as of March 31, 1999. The realization of these net deferred tax assets is dependent upon the timing and amount of future earnings. The valuation allowance will be reduced at such time as management is able to determine that it is more likely than not that these tax assets will be realized.


9.      Research and development agreement:

Effective November 12, 1996 and amended March 24, 1998, the Company entered into a memorandum of understanding ("MOU"), as amended, with a Japanese corporation for joint development activities. The MOU provides that the Japanese corporation reimburse the Company for milestones attained up to a maximum of $2,012,000. Any technology developed under the MOU will be jointly owned by the Company and the Japanese corporation, subject to licensing and royalty arrangements between the parties with respect to products developed pursuant to the MOU.

For the nine months ended March 31, 1999 and the years ended June 30, 1998 and 1999, the Company received $221,500, $1,238,400, and $503,000, respectively under the MOU as reimbursement of research and development expenditures
(Note 1).  The total received under the contract was $1,962,900.


10.     Significant customer and vendor:

For the nine months ended March 31, 1999, the Company had one customer with billings in excess of 95% of total sales. One hundred percent of the reimbursement for research and development expenses was received from one unrelated party.

The Company purchased one hundred percent of the cable modems sold during the nine months ended from one vendor located in Taiwan.


11.     Year 2000:

The Year 2000 issue is the result of shortcomings in many electronic data processing systems and other electronic equipment that may adversely affect the Companys operations as early as fiscal year 1999.

The Company has assessed its various types of electronic equipment and does not believe the Year 2000 issue will pose significant operational problems. The Company also is communicating with parties with whom the Company does business to coordinate Year 2000 conversion.